Exhibit 10.1

Guggenheim Corporate Funding, LLC

135 East 57th Street, 7th Floor

New York, NY 10022

December 28, 2007

Aspen Technology Receivables II LLC, as
Borrower
200 Wheeler Road
Burlington, MA 01803

Re:                         Release Letter - Relating to Loan Agreement among Aspen Technology Receivables II LLC (the “Borrower”), Aspen Technology, Inc., as Servicer, and Guggenheim Corporate Funding, LLC, as Agent (the “Agent”) for each of the Secured Parties(1) dated as of June 15, 2005, (the “Loan Agreement”).

Gentlemen:

Reference is made to the Loan Agreement.  We understand that on the Payoff Date (as defined below), the Borrower intends to repay in full all of the obligations and liabilities of the Borrower to the Agent (for the benefit of each of the Secured Parties) under and in respect of the Loan Agreement and each of the other applicable Transaction Documents (collectively, the “Obligations”).

This letter will confirm that upon:  (a) receipt by Agent no later than 4:00 p.m. EST on December 28, 2007 of a wire transfer of immediately available funds to Agent (made in accordance with the wire instructions set forth on Schedule A hereto) in the aggregate amount of $4,224,560.61, consisting of (i) $4,199,503.80 in respect of unpaid principal outstanding under the Loan Agreement and the other applicable Transaction Documents, (ii) $19,714.34 in respect of accrued and unpaid interest on such unpaid principal amount, and (iii) $5,342.47 in respect of accrued and unpaid Agency Fees; (b) receipt by Agent’s counsel, Sidley Austin LLP (“Sidley”), no later than 4:00 p.m. EST on December 28, 2007 of a wire transfer of immediately available funds to Sidley (made in accordance with the wire instructions set forth on Schedule A hereto) in the amount of $6,000 in respect of fees and expenses of the Agent (collectively with the amounts set forth in (a) above, the “Payment Amount”); and (c) a fully executed counterpart of this letter agreement (the date on which all of the foregoing conditions have been first satisfied herein called the “Payoff Date”), all of the Obligations shall be terminated and satisfied and paid in full (except for obligations arising under the Loan Agreement and the other Transaction Documents that, by the terms thereof, survive the termination of the Loan Agreement or such other Transaction Documents, as applicable).  Upon receipt by the Agent of the Payment Amount in accordance with the foregoing and satisfaction of the other conditions listed above, all of the liens or security interests granted to the Agent by the Borrower in favor of the Secured Parties shall be irrevocably and unconditionally terminated and released in full, without any further action by the Agent, the Borrower or any other person or entity, and the obligations of the Servicer under the Loan Agreement or any other Transaction Document, as applicable, shall be terminated

(1) Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

(except for obligations arising under the Loan Agreement and the other Transaction Documents that, by the terms thereof, survive the termination of the Loan Agreement or such other Transaction Documents, as applicable ).  Upon receipt by the Agent of the Payment Amount in accordance with the foregoing and satisfaction of the other conditions listed above, all of the liens or security interests granted to the Agent by the Borrower in favor of the Secured Parties shall be irrevocably and unconditionally terminated and released in full, without any further action by the Agent, the Borrower or any other person or entity, and the obligations of the Servicer under the Loan Agreement or any other Transaction Document, as applicable, shall be terminated (except for obligations arising under the Loan Agreement and the other Transaction Documents that, by the terms thereof, survive the termination of the Loan Agreement or such other Transaction Documents, as applicable ).

In furtherance of the foregoing release, the Agent will, at the expense of the Borrower, execute or cause to be executed on behalf of the Secured Parties, such termination statements, lien releases, mortgage releases, re-assignments of trademarks, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) relating to liens and security interests granted by the Borrower in favor of the Agent, which are being terminated or released as set forth herein, as the Borrower may reasonably request.  The Agent shall also return to the Borrower all certificates, instruments and other property of the Borrower that is being held by the Agent as security for the Obligations.

As a material inducement for, and in consideration of, the execution, delivery and performance hereof, effective as of the Payoff Date, each of the Servicer and the Borrower, on behalf of itself and its respective shareholders, officers, members, directors, employees, successors, attorneys, assigns and administrators hereby releases each the Agent and each Secured Party (each a “Lender Released Party”) and their respective shareholders, officers, members, directors, employees, successors, attorneys, assigns, heirs, executors and administrators of and from any and all causes of action, suits, controversies, damages, judgments, claims and demands whatsoever, in law or in equity, which against any Lender Released Party they ever had, now have, or they and their respective shareholders, members, directors, employees, successors, attorneys, assigns, heirs, executors and administrators, can, shall or may have related to the Loan Agreement and the other Transaction Documents.  Each of the Servicer and the Borrower hereby confirms that the foregoing waiver and release is an informed waiver and release and freely given and that its decision to execute this letter agreement was made after consultation with an attorney selected by it.

In addition, as a material inducement for, and in consideration of, the execution, delivery and performance hereof, effective as of the Payoff Date, the Agent, on behalf of itself and as Agent for each of the other Secured Parties, and on behalf of each of their respective shareholders, officers, members, directors, employees, successors, attorneys, assigns and administrators hereby releases each the Borrower and the Servicer (each a “Borrower/Servicer Released Party”) and their respective shareholders, officers, members, directors, employees, successors, attorneys, assigns, heirs, executors and administrators of and from any and all causes of action, suits, controversies, damages, judgments, claims and demands whatsoever, in law or in equity, which against any Borrower/Servicer Released Party they ever had, now have, or they and their respective shareholders, members, directors, employees, successors, attorneys, assigns, heirs, executors and administrators, can, shall or may have related to the Loan Agreement and the other Transaction Documents, except for any of the foregoing arising under provisions of the Loan Agreement or any other Transaction Documents that, by the terms thereof, survive the termination of the Loan Agreement or such other Transaction Documents, as applicable.  The Agent hereby confirms that the foregoing waiver and release is an informed waiver and release and freely given and that its decision to execute this letter agreement was made after consultation with an attorney selected by it.

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This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York.  This letter agreement and all obligations of the parties hereunder shall be binding upon the successors and assigns of the parties hereto, and shall, together with the rights and remedies of the parties hereto, inure to the benefit of such parties, and their respective successors and assigns.  This letter agreement may be executed by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one agreement.

Very truly yours,

GUGGENHEIM CORPORATE FUNDING, LLC (for itself and as Agent for the other Secured Parties)

By:	/s/ Todd Boehly
Name:	Todd Boehly
Title:	Managing Partner

Agreed to by the undersigned:

ASPEN TECHNOLOGY RECEIVABLES II, LLC, as the Borrower

By:	/s/ Bradley Miller
Name:	Bradley Miller
Title:	CFO

ASPEN TECHNOLOGY, INC., as the Servicer

By:	/s/ Bradley Miller
Name:	Bradley Miller
Title:	CFO